Exhibit 99.1

Contact:

David Waldman or Natalya Rudman

Crescendo Communications, LLC

Email: mlss@crescendo-ir.com

Tel: 212-671-1020

Milestone Scientific Announces Appointment of Leslie Bernhard as Interim CEO

LIVINGSTON, NJ, October 5, 2017 -- Milestone Scientific Inc. (NYSE: MLSS), a developer of painless and precise computerized drug delivery instruments, today announced the appointment of Leslie Bernhard, the Company’s current Chairman of the Board, as Interim Chief Executive Officer. The appointment follows the resignation of Daniel Goldberger as President and Chief Executive Officer effective October 2, 2017. A formal search has commenced for a new CEO to focus on the medical opportunity. At the same time, the Board of Directors is also evaluating a variety of strategic options in the medical field in light of the Company’s recent 510(k) clearance from the U.S. Food and Drug Administration (FDA) for the CompuFlo® Epidural System.

Leslie Bernhard stated, “Following our recent 510(k) clearance from the U.S. Food and Drug Administration (FDA), we have received extremely positive industry feedback regarding our CompuFlo® Epidural System. Both the board and senior management are laser focused on building a cost-effective global distribution network, which may include strategic partnerships, distribution agreements and/or licensing opportunities. Based on the outcome of these discussions, we will direct resources towards those opportunities that we believe provide the greatest value and return on capital for shareholders. I am fully confident in the ability of the current senior management team to execute on our near-term goals, and longer-term strategic vision to establish CompuFlo® as the standard-of-care in painless and precise drug delivery across the U.S., Europe and around the world.”

Leonard Osser, Board Member, Founder and Director of China Operations, commented, “As Chairman of the company, Leslie has overseen the strategic direction of the company. She brings an impressive background and vision that is closely aligned with the objectives of the board. I am 100% confident in both her leadership abilities, as well as the near and long-term outlook for the business. This is a very exciting time for Milestone and we look forward to providing additional details on our ongoing strategic initiatives in the coming months.”

Ms. Bernhard has been serving as Milestone Scientific’s non-executive Chairman of the Board since October 2009 and as a Director of Milestone Scientific since May 2003. Since 2007, Ms. Bernhard has also been serving as an independent director of Universal Power Group, Inc., a global supplier of power solutions, and since February of 2017, she has served as an independent director of Sachem Capital Corp., a real estate investment trust. In 1986 she co-founded AdStar, Inc., an electronic ad intake service to the newspaper industry, and served as its president, chief executive officer and executive director until 2012. Ms. Bernhard holds a BS Degree in Education from St. John’s University.

About Milestone Scientific Inc.

Milestone Scientific Inc. (MLSS) is a leading medical research and development company that designs and patents innovative injection technologies. Milestone's computer-controlled systems are designed to make injections precise, efficient, and virtually painless. For more information please visit our website: www.milestonescientific.com.

Safe Harbor Statement

This press release contains forward-looking statements regarding the timing and financial impact of Milestone's ability to implement its business plan, expected revenues, timing of regulatory approvals and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions, future business decisions and regulatory developments, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange Commission, including without limitation, Milestone's Annual Report for the year ended December 31, 2016. The forward looking statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

David Waldman or Natalya Rudman
Crescendo Communications, LLC
Email: mlss@crescendo-ir.com
Tel: 212-671-1020